THE FOUNDERS FUND FAMILY

AUTHORIZED PARTICIPANT AGREEMENT

VIGILANT DISTRIBUTORS, LLC

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Vigilant Distributors, LLC (the “Distributor”) and Goldman Sachs & Co. LLC (the “Participant”) and is subject to acceptance by U.S. Bancorp Fund Services, LLC (the “Transfer Agent/Index Receipt Agent”) as index receipt agent for Advisor Managed Portfolios (the “Trust”), a series trust offering a number of portfolios of securities as set forth in Annex I (each a “Fund” and collectively the “Funds”), with respect to the provisions hereof applicable to the Trust. Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

The Index Receipt Agent serves as the index receipt agent for the Trust and all of its Funds as set forth in Annex I, and is an Index Receipt Agent as that term is defined in the rules of the National Securities Clearing Corporation.

The Distributor provides services as principal underwriter of the Funds acting on an agency basis in connection with the distribution of shares of beneficial interest of each Fund (the “Shares”). The Transfer Agent/Index Receipt Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Creation Units of Shares. This Agreement shall apply to current Funds and future Funds.

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a participant client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)       The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the

“Orders”), (i) through the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent/Index Receipt Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus and Section 2 of this Agreement.

(b)       The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered as, a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “1933 Act”). Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent/Index Receipt Agent.

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with applicable FINRA rules and regulations and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(c)        In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to comply with all the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale of Shares is made, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares.

(d)        The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The

Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares. Upon written request by Authorized Participant, Distributor and Trust will make available to appropriate representatives of Authorized Participant access to such information and personnel as is reasonable and customary to enable parties to establish a due diligence defense under the 1933 Act; provided, that Distributor need not disclose any non-public information to any such representative unless such representative has entered into a confidentiality agreement with Distributor.

(e)       The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Distributor in ascertaining certain information regarding sales of Fund Shares made by or through the Participant upon the request of the Trust or the Distributor necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2.        EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)       All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the attachments. The Participant, the Distributor, and the Transfer Agent/Index Receipt Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. With respect to procedures for Orders, if there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control. To the extent that any update to the Prospectus would impact the Transfer Agent/Index Receipt Agent’s obligations with respect to Orders, the Trust agrees to provide written notice to the Transfer Agent/Index Receipt Agent prior to such changes becoming effective. If such changes to Transfer Agent/Index Receipt Agent’s obligations are not acceptable to Transfer Agent/Index Receipt Agent, Transfer Agent/Index Receipt Agent shall immediately inform the Trust. In the event that the Trust is unable to make a change that is acceptable to the Transfer Agent/Index Receipt Agent, the Transfer Agent/Index Receipt Agent may terminate this Agreement immediately, with written notice to the Distributor and the Participant notwithstanding anything to the contrary in Section 19 of this Agreement.

(b)       Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings to be disclosed, together with copies of such recordings, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained, or the Participant waives its right to seek such protective order or remedy, the recording party shall furnish only that portion of the recorded conversation that, according to legal counsel, is legally required to be furnished. The recording party shall not otherwise disclose to any third party any recording involving communications with the Participant without the Participant’s express written consent, except the recording party may disclose to a regulatory or self-regulatory organization, to the extent required by applicable rule, law, or as part of a routine examination, recordings involving communications with the Participant.

(c)       The Participant acknowledges that use of the Order Entry System (as defined below) is subject to the terms and conditions as required by the Distributor, the Transfer Agent/Index Receipt Agent and/or the Funds’ transfer agent in connection with all Purchase and Redemption Orders through a third-party electronic order entry system made available to the Participant (the “Order Entry System”) in connection with the purchase and redemption of Creation Units.

(d)       The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent/Index Receipt Agent and the Distributor on behalf of the Funds each reserve the right to reject any Order for any reason in accordance with the Prospectus and this Agreement.

(e)       The Participant understands that a Creation Unit generally will not be issued until the requisite cash (the “Cash Component”) and/or the designated basket of securities and instruments (the “Deposit Securities”), as well as applicable transaction fee (the “Transaction Fee”) and taxes, are transferred to the Trust on the settlement date in accordance with the Prospectus.

(f)       With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, distribution, or other corporate action paid to it, or to a party for which it is acting, in respect of any security that is transferred to the Participant in connection with such Redemption Order (“Fund Security”) that, based on the valuation of such Fund Security at the time of transfer, should have been paid to the Fund. The Participant also agrees that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant, or any party for which it is acting, by an amount equal to any dividend, distribution, or other corporate action to be paid in respect of any Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. If, however, the Fund so reduces the amount of proceeds due to the Participant or any party for which it is acting, the Participant shall not be required to return to the Fund any dividend, distribution, or other corporate action paid to it or to any party for which it is acting as is contemplated in the first sentence of this paragraph equal to the amount so reduced by the Fund. With respect to any Purchase Order, any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant, or any party for which it is acting, will be returned to the Participant.

3.        AUTHORIZATION OF TRANSFER AGENT/INDEX RECEIPT AGENT

With respect to Orders submitted through the CNS Clearing Process the Participant hereby authorizes the Transfer Agent/Index Receipt Agent, or its designee, to transmit to the NSCC on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent/Index Receipt Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent/Index Receipt Agent or its designee on the Participant’s behalf to the NSCC as though such instructions were issued by the Participant directly to the NSCC; provided, however, that the Participant shall not be bound by or held liable for any communication errors occurring between the Transfer Agent/Index Receipt Agent and NSCC to the extent that such instructions between the Transfer Agent/Index Receipt Agent (or its designee) and NSCC do not accurately reflect in all material respects the information communicated by the Participant to the Transfer Agent/Index Receipt Agent.

4.        MARKETING MATERIALS AND REPRESENTATIONS.

(a)       The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those not inconsistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor and pursuant to or in accordance with applicable laws and regulations (including FINRA Rules).

(b)       The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless (i) such Marketing Materials: (a) are either furnished to the Participant by the Distributor or Trust, or (b) if prepared by the Participant, reference only the Fund and make no reference to any third parties (including the Transfer Agent/Index Receipt Agent or their products or services, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and (ii) Participant and any such Marketing Materials prepared by the Participant comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)       The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC or any other federal, state, or foreign regulatory authority or self-regulatory authority with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act;

(v) Shares will be approved for listing on a national securities exchange; (vi) it will not lend Fund securities pursuant to any securities lending arrangement that would prevent the Trust from settling a Redemption Order when due; (vii) any and all Marketing Materials prepared by the Trust and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable requirements of FINRA, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (viii) it will not name the Participant in the Prospectus, Marketing Materials, or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation.

(d)       Notwithstanding anything to the contrary in this Agreement, the Participant and its affiliates may, without the approval of any other party hereto, prepare and circulate, in the regular course of their businesses, any of the following items (none of which shall be deemed to be Marketing Materials): (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant or an affiliate in the normal course of their businesses, and (iv) research reports; provided, however, that any such materials prepared by Participant comply with applicable FINRA rules and other applicable laws, rules and regulations.

5.        TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.        CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the applicable Prospectus, but in any event on the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian, or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.       PAYMENT OF CERTAIN FEES AND TAXES.

(a)       In connection with Orders of Creation Units, the Participant agrees to pay the Transaction Fee applicable to the transaction as set forth in the Prospectus. The Trust reserves the right to adjust the Transaction Fee subject to any limitations in the Prospectus and upon reasonable advance notice to the Participant.

(b)       In connection with Orders of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or Fund Securities.  The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement.  To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment.  This paragraph (b) shall survive the termination of this Agreement.

8.       ROLE OF PARTICIPANT

(a)       Each party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trust or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement, provided that the Participant shall be under no obligation to divulge or otherwise discuss any information that the Participant reasonably believes (i) is proprietary in nature, or (ii) the disclosure of which to third parties is in violation of (a) applicable law or regulation, or is otherwise prohibited by law, or (b) the Participant’s contractual confidentiality obligations.

(b)       The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)       The Participant represents that from time to time it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended) (“Beneficial Owner”) and/or legal owner of Shares. To the extent that it is a Beneficial Owner and/or legal owner of Shares, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) the Participant’s beneficially or legally owned Shares of the Trust which the Participant is or may be entitled to vote at any meeting of shareholders of the Trust held after the date this Agreement is executed whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. For purposes of this paragraph (c), beneficially owned Shares shall not include those Shares for which the Participant is the record owner but not the Beneficial Owner. The Distributor will mirror vote (or abstain from voting) the Participant’s beneficially owned Shares in the same proportion as the votes (or abstentions) of all other beneficial owners of Shares of the applicable Fund or the Trust on any matter, question or resolution submitted to the vote of shareholders of the Fund or Trust. The Distributor, as attorney and proxy for the Participant under this paragraph (c), (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or substitute attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys in any lawful manner deemed appropriate by it, including in writing, by telephone, telex, facsimile, electronically (including through the Internet) or otherwise. This irrevocable proxy terminates upon termination of the Agreement. The powers of attorney and proxy as set forth in this paragraph (c) shall include (without limiting the general powers hereunder) the power to receive and waive any notice of any meeting on behalf of the undersigned.

(d)       The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.        AUTHORIZED PERSONS OF THE PARTICIPANT

(a)       Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Trust, the Transfer Agent/Index Receipt Agent, or the Distributor, the Participant shall deliver to the Trust and the Transfer Agent/Index Receipt Agent, with copies to the Distributor, a certificate in the format of Attachment A to this Agreement, duly certified by the Participant’s Secretary or other duly authorized person of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent/Index Receipt Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Trust, the Distributor, and the Transfer Agent/Index Receipt Agent of a superseding certificate or of written notice from the Participant that an individual should be added to, or removed from, the certificate. Whenever the Participant wants to add an Authorized Person or revoke the authority of an Authorized Person, the Participant shall give, as promptly as practicable under the circumstances, written notice of such fact to the Trust and the Transfer Agent/Index Receipt Agent, with a copy to the Distributor, and such notice shall be effective upon receipt by the Trust, the Transfer Agent/Index Receipt Agent, and the Distributor.

(b)       Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant may be processed through the Order Entry System selected by the Transfer Agent/Index Receipt Agent. The Participant and its Authorized Persons must establish their own login credentials with the Order Entry System for placing Orders electronically, and the Participant is solely responsible for restricting access to such credentials to prevent persons other than Authorized Persons from using the Order Entry System to place or modify Orders. Authorized Persons must provide relevant login credentials and be listed as a duly authorized person of Participant on the most recent certificate in the form of Attachment A to be properly authenticated and to place or modify Orders electronically or telephonically. If the Participant has set up a unique personal identification number (“PIN Number”) with the Order Entry System, any changes made to the Participant’s trade desk settings shall require Participant’s PIN Number for authentication. The Participant and each Authorized Person shall keep Participant’s PIN Number and all Authorized Person login credentials confidential and only those Authorized Persons shall submit instructions on behalf of the Participant to the Funds, Transfer Agent/Index Receipt Agent, and Distributor.

(c)       The Transfer Agent/Index Receipt Agent and Distributor shall not have any obligation to verify instructions and Orders given by a properly authenticated Authorized Person per paragraph (b) of this Section and shall assume that all instructions and Orders issued to it by a properly authenticated Authorized Person have been properly placed, unless the Transfer Agent/Index Receipt Agent and Distributor received from the Participant written notice as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent/Index Receipt Agent, the Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s Order Entry System login credentials. The Participant further agrees that none of the Distributor, the Transfer Agent/Index Receipt Agent, the Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss incurred by the Participant as a result of the unauthorized use of Participant’s PIN Number, unless the Transfer Agent/Index Receipt Agent, Distributor, and the Trust previously received from Participant written notice to revoke such Authorized Person’s authority as set forth in paragraph (a) or paragraph (b) of this section. This paragraph (c) shall survive the termination of this Agreement.

10.        REDEMPTIONS

(a)       The Participant understands and agrees that Shares of the Funds may only be redeemed in the form of complete Creation Units and Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended.

(b)       The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Units unless it first ascertains that as of the time of the Contractual Settlement Date, it or its customer, as the case may be, will own (within the meaning of Rule 200 of Regulation SHO) or have arranged to borrow for delivery to the Trust on or prior to the Contractual Settlement Date of the Redemption Order the number of Shares of the Fund to be redeemed as a Creation Unit. In either case, the Participant acknowledges that: (i) it has or if, applicable, its customer has full legal authority and legal right to tender for redemption the requisite number of Shares of the Fund and to receive the entire proceeds of the redemption on the Contractual Settlement Date and (ii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement or any other arrangement affecting legal or beneficial ownership of such Shares being tendered there are no restrictions precluding the tender and delivery of such Shares (including borrowed Shares, if any) for redemption, free and clear of liens, on the Contractual Settlement Date.

(c)       In the event that the Distributor, Transfer Agent/Index Receipt Agent and/or the Trust reasonably believes in good faith that the Participant would not be able to deliver the requisite number of Shares to be redeemed as a Creation Unit on the settlement date, the Trust and/or the Distributor or Transfer Agent/Index Receipt Agent, may, without liability, reject the Participant’s Redemption Order.

(d)       In the event that the Participant receives Fund Securities the value of which exceeds the net asset value of the applicable Fund Shares at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

11.        BENEFICIAL OWNERSHIP

(a)       The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any Beneficial Owners 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended, or (ii) it is carrying some or all of the Deposit Securities as a dealer and as inventory in connection with its market making activities.

(b)       A Fund, the Distributor, and the Transfer Agent/Index Receipt Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Fund Shares by such Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Fund Shares by a Beneficial Owner.

12.        OBLIGATIONS OF PARTICIPANT

(a)       Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all Orders made by or through it as required by law and to furnish copies of such records to the Trust, Transfer Agent/Index Receipt Agent and/or the Distributor upon their written reasonable request for regulatory or compliance purposes, subject to any obligations under the federal or state securities laws that the Participant owes to its clients, as applicable to each client, or the applicable rules of any self-regulatory organization.

(b)       The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)       The Participant represents, covenants, and warrants that it has taken affirmative steps so that the Participant will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund or an affiliated person of such persons due to ownership of Shares, including through its grant of an irrevocable proxy relating to the Shares to the Distributor.

13.        INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement.

(a)       The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent/Index Receipt Agent, their respective subsidiaries, affiliates, directors, trustees, partners, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations (“SROs”), in relation to its role as an authorized participant under this Agreement, except that the Participant shall not be required to indemnify a Participant Indemnified Party to the extent that such failure was caused by the Participant’s reasonable adherence to instructions given or representations made by such Participant Indemnified Party who knew that such instructions given or representations made would cause the Participant to violate applicable law and the Participant did not know, and could not have reasonably known, that such instructions would cause the Participant to violate applicable law; (iv) actions of a Participant Indemnified Party taken in reasonable reliance upon any instructions or representations reasonably believed by the Trust, the Distributor and/or the Transfer Agent/Index Receipt Agent to be genuine and to have been given by the Participant , except to the extent that such instructions were given, or such representations were made, by an Authorized Person whose authority had been previously revoked by the Participant in accordance with Section 9 and such written revocation was given by the Participant and received by the Transfer Agent/Index Receipt Agent, the Trust and the Distributor reasonably prior to the receipt of such instructions or representations; or (v) the Participant’s failure to complete an Order that has been accepted.

(b)       The Distributor hereby agrees to indemnify and hold harmless the Participant and the Transfer Agent/Index Receipt Agent, their respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Distributor to comply with applicable laws, including rules and regulations of any self-regulatory organization with jurisdiction over the Distributor and applicable to Distributor’s role as set forth in this Agreement; or (iv) actions of a Distributor Indemnified Party taken in reasonable reliance upon any representations made in accordance with the Prospectus (as may be amended from time to time) and this Agreement reasonably believed by such Distributor Indemnified Party to be genuine and to have been given by the Distributor.

(c)       The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss incurred by such Trust Indemnified Party as a result of any breach by the Trust of its representations in Section 4(c). All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares of a Fund shall be limited to the corresponding assets of such Fund.

(d)       An indemnifying party shall not be liable under its indemnity agreement contained in this Section 13 with respect to any claim made against any indemnified party unless the indemnified party has notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). Notwithstanding the foregoing, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability which it may have to any indemnified party against whom such action is brought otherwise than on account of its indemnity agreement contained in this Section 13 and shall only release the indemnifying party from such liability under this Section 13 to the extent it has been materially prejudiced by such failure to receive notice. The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims. If the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and reasonably satisfactory to the indemnified parties in the suit, and who shall not, except with the consent of the indemnified parties, be internal counsel to the indemnifying party. If the indemnifying party does not elect to assume the defense of any suit, it will reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by it.

14.       LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a)       In no event shall any party or the Transfer Agent/Index Receipt Agent be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties or the Transfer Agent/Index Receipt Agent have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party or the Transfer Agent/Index Receipt Agent be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)       Neither the Distributor, the Trust, the Transfer Agent/Index Receipt Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by any of the following: (a) acts of God; earthquakes; fires; floods; wind; explosions; wars; civil or military disturbances; terrorism; sabotage; pandemics; epidemics; public health emergencies or outbreaks (including by not limited to COVID-19), or any corporate or governmental order or requirement relating thereto; any provision of any present or future law, regulation or order of a U.S., federal, state, municipal, local, territorial, provincial or other governmental department, regulatory authority, self-regulatory organization or legislative, judicial or administrative body, including any political subdivision thereof, or of any securities depositary or clearing agency; any provision of any order or judgement of any court of competent jurisdiction; riots; interruptions; loss or malfunction of utilities, computers (hardware or software) or communications service, including but not limited to as a result of computer viruses; accidents, strikes or other labor disputes, whether partial or total; acts of civil or military authority or governmental actions or (b) any other causes or events beyond its reasonable control, regardless of whether such causes or events are foreseeable or are of a nature or type described above.

(c)       The Distributor, the Trust, and the Transfer Agent/Index Receipt Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine and to have been given by the Participant, provided that (i) such action or inaction is materially consistent with such communication, written or oral instruction, notice, request, direction, or consent, and (ii) such authorization was not previously revoked in writing by the Participant in accordance with Section 9 herein, with such revocation having been received by the Transfer Agent/Index Receipt Agent and the Distributor reasonably prior to the receipt of such communication, written or oral instruction, notice, request, direction or consent.

(d)       In the absence of bad faith, gross negligence or willful misconduct on its part, the Transfer Agent/Index Receipt Agent, whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent/Index Receipt Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e)       Neither the Participant, the Trust, the Distributor nor the Transfer Agent/Index Receipt Agent shall be liable to another party or to any other person for any damages arising out of mistakes or errors in data provided to the Partcipant, the Trust, the Distributor or the Transfer Agent/Index Receipt Agent by a third party, or out of interruptions or delays of electronic means of communications with the Participant, the Trust, the Distributor or the Transfer Agent/Index Receipt Agent. The Distributor shall not be liable for any action or failure to take any action with respect to the voting matters set forth in Section 8(c), unless caused by the Distributor’s gross negligence.

(f)       The Transfer Agent/Index Receipt Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder, except as may be required as a result of its own gross negligence, willful misconduct or bad faith.

15.        INFORMATION ABOUT DEPOSIT SECURITIES

On each day that the Trust is open for business, through the facilities of the NSCC, the names and amounts of Deposit Securities to be included in the current Fund Deposit for each Fund will be published.

16.        RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17.        CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Participant consents to the delivery of the Prospectus, annual or semi-annual report, or other shareholder information (each, a “Shareholder Document”) electronically at Prospectus-ny@ny.email.gs.com. The Distributor will deliver Shareholder Documents electronically by sending consenting persons an e-mail message informing them that the applicable Shareholder Document has been posted and is available on the Fund’s website and providing a hypertext link to the document. The Distributor will notify the Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

The Participant agrees to maintain the e-mail address set forth above and further agrees to promptly notify the Distributor if its e-mail address changes. The Distributor shall electronically deliver all Shareholder Documents to the Participant at the e-mail address set forth on the signature page attached to this Agreement, unless and until the Participant provides written notice to the Distributor requesting otherwise. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor. Until such notice is provided, the Participant can only obtain access to the Shareholder Documents electronically.

18.       NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery. Unless otherwise notified in writing, all notices to the Fund or the Trust shall be at the address, telephone number, facsimile numbers or electronic mail address indicated below the signature of the Distributor, with a copy provided to the Trust via electronic mail sent to _______. All notices to the Participant, the Distributor, and the Transfer Agent/Index Receipt Agent shall be directed to the address or telephone number or electronic mail address indicated below the signature line of such party, except that for any attempt by the Transfer Agent/Index Receipt Agent to contact an Authorized Person of the Participant with respect to, among other things, ambiguous instructions or the suspension or cancellation of an order, the Transfer Agent/Index Receipt Agent agrees to contact the applicable Authorized Person that placed the Purchase Order or Redemption Order or, if such person is unavailable, an available Authorized Person on the same trading desk. A copy of all notices sent to the Participant also shall be sent to:

Goldman Sachs & Co. LLC

Attn: Legal Department – Equities Legal

200 West Street, 15th Floor

New York, NY 10282-2198

Prior to the effectiveness of any change to a Fund’s procedures, the Transfer Agent/Index Receipt Agent shall provide notice to Shafiq Perry (Shafiq. Perry@gs.com) and Annette Kelton (Annette.Kelton@gs.com) of Goldman Sachs & Co. LLC or such other contacts as the Participant shall designate from time to time.

19.        EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a)       This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement.

(b)       No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other parties, which shall not be unreasonably withheld.

(c)       This Agreement may not be amended except by a writing signed by all the parties hereto.  This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that notice shall be provided to the Participant of such creation or termination of Funds.

20.        GOVERNING LAW

This Section 20 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any New York State or United States Federal court sitting in New York, New York having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT.

21.       COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument.

22.        SEVERANCE

If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.        HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

24.        ENTIRE AGREEMENT

This Agreement, which includes the attachments, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

25.       NO PROMOTION

Except as required by law, rule, or regulation, each of the Trust (and any Fund), the Distributor, and the Transfer Agent/Index Receipt Agent, solely in its capacity as Transfer Agent/Index Receipt Agent and in relation to this Agreement, agrees that it will not, without the prior written consent of the Participant in each instance, (i) use in advertising or publicity the name of the Participant or any affiliate of the Participant, or any partner or employee of the Participant, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the Participant or its affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Trust (and any Fund), the Distributor, or the Transfer Agent/Index Receipt Agent, solely in its capacity as Transfer Agent/Index Receipt Agent and in relation to this Agreement, has been approved or endorsed by the Participant. This provision shall survive termination or expiration of this Agreement.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

Distributor
By: /s/ Patrick Chism
Name: Patrick Chism Title: CEO Address: 223 Wilmington West Chester Pike, Suite 216, Chadds Ford, PA 19317 Telephone: 484-840-3711 E-mail: patrick@vigilantdistributors.com Date:
GOLDMAN SACHS & CO. LLC DTC/NSCC Clearing Participant Code:
By: _________________________________________

Name: _______________________________________

Title: ________________________________________

Address: _____________________________________

Telephone: ___________________________________

Facsimile: ____________________________________

E-mail: ______________________________________

Date: ________________________________________

ACCEPTED BY:
U.S. BANCORP FUND SERVICES, LLC as Transfer Agent/Index Receipt Agent
By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Telephone: ____________________________________

E-mail: _______________________________________

Date: ________________________________________

ACKNOWLEDGED AND AGREED, WITH RESPECT TO THE PROVISIONS HEREOF APPLICABLE TO THE TRUST:
Trust
By: __________________________________________
Name: Title: Address: Telephone: E-mail: Date: ________________________________________

ATTACHMENT A

AUTHORIZED PERSONS

The following are the names, titles and signatures of all persons (each an “Authorized Person”) authorized to give instructions relating to any activity contemplated by this Advisor Managed Portfolios Authorized Participant Agreement, or any other notices, request or instruction on behalf of Participant pursuant to this Authorized Participant Agreement.

For Each Authorized Person:

Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

Signature: ___________________________	Signature: ___________________________
Phone: ______________________________	Phone: ______________________________
Email: ______________________________	Email: ______________________________

Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

Signature: ___________________________	Signature: ___________________________
Phone: ______________________________	Phone: ______________________________
Email: ______________________________	Email: ______________________________

Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

Signature: ___________________________	Signature: ___________________________
Phone: ______________________________	Phone: ______________________________
Email: ______________________________	Email: ______________________________

Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

Signature: ___________________________	Signature: ___________________________
Phone: ______________________________	Phone: ______________________________
Email: ______________________________	Email: ______________________________

Name: ______________________________	Name: ______________________________
Title: _______________________________	Title: _______________________________

Signature: ___________________________	Signature: ___________________________
Phone: ______________________________	Phone: ______________________________
Email: ______________________________	Email: ______________________________

ANNEX I

CREATION UNIT SIZE FOR FUND SHARES

Fund	Ticker	CUSIP	Creation Unit Size
Founders ETF